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                                                                   Exhibit 10.27

                                                Investment Banking Group

                                                World Financial Center
                                                North Tower
                                                New York, New York  10281-1329
                                                212 449-1000

[LOGO] Merrill Lynch

                                                                 October 8, 1997

CD Radio Inc.
1001 22nd Street N.W., Sixth Floor
Washington, D.C.  20037

                  Attention:  Andrew Greenebaum

Ladies and Gentlemen:

         You have advised Merrill Lynch & Co. ("Merrill Lynch") that CD Radio Inc. (the "Company") plans to raise capital to finance the construction of satellites, for working capital and for other uses in connection with its digital radio broadcasting business (the "Financing"). Merrill Lynch has been asked by you to (i) act as financial advisor to the Company in connection with the Financing, (ii) act as lead underwriter in a proposed public offering or lead manager in a private placement of senior notes and, if required by market conditions, warrants (the "Debt Offering"), with estimated gross proceeds of $150 million, (iii) act as lead underwriter in a proposed public offering of equity securities (the "Equity Offering"), with estimated gross proceeds of $75 million, and (iv) advise on the terms of, and act as dealer-manager with respect to, a proposed offer to exchange for common stock and/or new preferred stock and/or to redeem for cash (the "Exchange Offer") the Company's outstanding 5% Delayed Convertible Preferred Stock (the "Preferred Stock"). In addition to the Debt Offering and the Equity Offering, you have advised us that you may wish to conduct other financings consisting of either debt or equity securities (but excluding securities issued to a strategic investor in connection with an equity investment) (together with the Debt Offering and the Equity Offering, the "Offerings"), with Merrill Lynch acting as lead underwriter or placement agent in connection therewith. This letter agreement is to confirm our understanding with respect to our engagement.

         You agree to give Merrill Lynch the right to act as the lead underwriter or placement agent for the Company in connection with the Offerings and exclusive dealer-manager with respect to the Exchange Offer.





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         You agree to pay, or cause to be paid, to the underwriters, including
Merrill Lynch, (i) a fee of 3.50% of the gross proceeds from the issuance and sale of securities in the Debt Offering lead managed by Merrill Lynch and (ii) a fee of 6.50% of the gross proceeds from the issuance and sale of securities in the Equity Offering lead managed by Merrill Lynch. In addition, you agree to pay, or cause to be paid, to Merrill Lynch (i) fees as described in the preceding sentence and in the second following paragraph in connection with any other Offering that occurs prior to December 31, 1997 and (ii) fees to be mutually agreed to by Merrill Lynch and the Company in connection with any other Offering (other than an offering in which Merrill Lynch declines to participate) that occurs thereafter and prior to the termination of this letter agreement. The fees referred to in this paragraph are payable in cash in U.S. dollars upon the closing of the issuance and sale of securities in connection with the applicable Offering.

         You also agree to pay, or cause to be paid, to Merrill Lynch a fee equal to 2.0% of (a) the per share liquidation preference of any Preferred Stock issued in the Exchange Offer, (b) the principal amount of any debt securities issued in the Exchange Offer and (c) the fair market value of any common stock or other consideration (including cash) issued in the Exchange Offer. Such fee is payable in cash in U.S. dollars upon the consummation of the Exchange Offer.

         In addition, you agree that in connection with the Debt Offering and any future debt offerings contemplated by this agreement ("Future Debt Offerings"), the underwriting syndicate or private placement arrangement, as the case may be, will be structured so that the portion of all underwriting discounts and commissions or placement agency fees and commissions relating to the Debt Offering and any Future Debt Offerings allocable to Merrill Lynch shall be no less than 70% and 50%, respectively.

         This letter agreement is not intended to constitute, and should not be construed as an agreement or commitment between the Company and Merrill Lynch to act as underwriter or agent in any Offering, to purchase or place any debt or equity securities of the Company, or to act as dealer-manager with respect to the Exchange Offer. If the Company determines to undertake an Offering or the Exchange Offer, the contractual arrangements will be reflected in one or more mutually satisfactory underwriting, purchase, dealer-manager or other agreements between the Company and Merrill Lynch. The Company acknowledges that it will have no obligation to sell, and Merrill Lynch will have no obligation to buy or place, any debt or equity securities of the Company, except upon signing of a definitive underwriting, purchase or other agreement by the Company and Merrill Lynch. Merrill Lynch's execution of any such agreement or any dealer-manager agreement will be subject in its complete discretion to, among other things, satisfactory completion of a due diligence review, the receipt of all necessary approvals (including Merrill Lynch's internal commitment committee approval), market conditions which, in Merrill Lynch's sole judgment are satisfactory, no material adverse change in the condition, financial or otherwise, of





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the Company and upon compliance by the Company with the terms contained in this letter agreement and such definitive underwriting, purchase or other agreement. Such underwriting, purchase or other agreement will include the final terms of any Offering, including the transaction size and pricing terms, as well as other customary terms and conditions, including provisions relating to indemnity, conditions precedent for the agreement to become effective, and certain termination events.

         You will furnish or cause to be furnished to Merrill Lynch such information as Merrill Lynch believes appropriate to its assignment (all such information so furnished being the "Information"). You recognize and confirm that Merrill Lynch (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets or liabilities of the Company. You will promptly advise Merrill Lynch in writing if you become aware that any Information previously provided has become inaccurate in any material respect or is required to be updated.

         You agree to indemnify Merrill Lynch and its affiliates, directors, officers, employees, agents and controlling persons (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable law, domestic or foreign, or otherwise, and related to or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents, including, without limitation, any Information, furnished or made available by the Company, directly or through Merrill Lynch, to any offeree of securities included in any Offering or in the Exchange Offer or any of their representatives or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or (ii) any matters contemplated hereby or the appointment of Merrill Lynch pursuant to, and the performance by Merrill Lynch of the services contemplated by, this letter agreement and will promptly reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company except as otherwise provided in the immediately following sentence. The Company will not be liable under clause (ii) of the foregoing indemnification provision to any Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from the bad faith or gross negligence of such Indemnified Party. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your respective affiliates or





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security holders or creditors related to or arising out of the engagement of
Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from the bad faith or gross negligence of such Indemnified Party.

         If the indemnification of an Indemnified Party provided for in this letter agreement is for any reason held unenforceable, you agree to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Merrill Lynch, on the other hand, from the Offerings and the Exchange Offer (whether or not such Offerings or the Exchange Offer are consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, as well as any other relevant equitable considerations. You also agree that for the purposes of this paragraph the relative benefits to the Company, on the one hand, and to Merrill Lynch, on the other hand, shall be deemed to be in the same proportion as the anticipated or actual total proceeds from the proposed sale or placement of the securities received or to be received by the Company in connection with the Offerings and the Exchange Offer bears to the fees paid or to be paid to Merrill Lynch under this letter agreement; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to Merrill Lynch under this letter agreement. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.

         You agree to notify Merrill Lynch promptly of the assertion against the Company, Merrill Lynch or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this letter agreement or Merrill Lynch's engagement hereunder, and Merrill Lynch agrees to notify you promptly after receipt of notice of any claim or the commencement of any action or proceeding with respect to which an Indemnified Party may be entitled to indemnification hereunder. The failure of Merrill Lynch to so notify the Company shall not affect any liability of the Company to Merrill Lynch or any other Indemnified Party.

         You agree that, without Merrill Lynch's prior written consent, you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this letter agreement (whether or not Merrill Lynch or any other Indemnified Party is an actual or potential party to such





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claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or against the Company or any of its affiliates in which such Indemnified Party is not named as a defendant, you agree to reimburse Merrill Lynch for all expenses incurred in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation, the reasonable fees and disbursements of legal counsel, and to compensate Merrill Lynch in an amount to be mutually agreed upon.

         You agree that the indemnification and contribution provisions contained herein are in addition to any indemnification or contribution contained in any private placement agency agreement or any purchase or underwriting agreement between you and Merrill Lynch.

         You acknowledge and agree that Merrill Lynch has been retained solely to act as financial advisor to the Company as provided herein and potentially to act as lead placement agent or underwriter in connection with the Offerings and as exclusive dealer-manager with respect to the Exchange Offer. In such capacity, Merrill Lynch shall act as an independent contractor, and any duties of Merrill Lynch arising out of its engagement pursuant to this letter agreement shall be owed solely to the Company.

         Merrill Lynch's engagement hereunder will terminate on January 31, 1998; provided, however, that if, by or on such date, an Offering or the Exchange Offer has been consummated, then such engagement shall remain in effect for 18 months from the date of this letter agreement; further provided that Merrill Lynch may terminate this letter agreement at any time upon written notice thereof to that effect and the Company may terminate this letter agreement at any time if an officer of Merrill Lynch who (i) works in Merrill Lynch's Investment Banking division and (ii) has material responsibilities in connection with the relationship between the Company and Merrill Lynch ceases to be an employee of, or otherwise affiliated with, Merrill Lynch. The Company may also terminate this letter agreement prior to January 31, 1998 if Merrill Lynch is not proceeding in good faith with the completion of the Offerings. In addition, if at any time following consummation of any Offerings or the Exchange Offer, Merrill Lynch declines any proposal of the Company to proceed with a transaction contemplated by this letter agreement, the Company may pursue the completion of such transaction without the participation of Merrill Lynch. Notwithstanding the foregoing, the provisions contained herein relating to the right of Merrill Lynch to the payment of fees, to indemnification and contribution and to the waiver of right to trial by jury will survive any such termination. The provisions of this letter agreement shall be superseded by any private placement agency agreement or any purchase or underwriting agreement, as the case may be, relating to an Offering to the extent provided therein.





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         Each of Merrill Lynch and you (on your own behalf and, to the extent permitted by applicable law, on behalf of your affiliates and your and their respective security holders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this letter agreement.

         You acknowledge that Merrill Lynch may, at its option, place an announcement in such newspapers and periodicals as it may choose, stating that Merrill Lynch has acted as the placement agent or underwriter for the Company in connection with any Offering or the financial advisor to the Company in connection with the Exchange Offer.

         You agree that, except as required by applicable law in the opinion of your counsel or unless Merrill Lynch has otherwise consented in writing, you will not disclose, provide a copy of or circulate this letter to any person or entity or reference Merrill Lynch or the fees payable to Merrill Lynch in any offering circular, registration statement or other disclosure document, or in any press release or other document or communication.

         No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby.

         This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.





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         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Merrill Lynch the duplicate copy of this letter agreement enclosed herewith. We look forward to the successful conclusion of this assignment.

                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                                    By:   /s/ Robert Kramer
                                        -----------------------------
                                         Name: Robert Kramer
                                         Title:  Managing Director
                                         Investment Banking Group

Accepted and Agreed:

CD RADIO INC.

By:  /s/ Andrew J. Greenebaum
    --------------------------------------
     Name:  Andrew J. Greenebaum
     Title: Executive Vice President
            and Chief Financial Officer



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